MarketWise Announces Appointment of Erik Mickels as Chief Financial Officer

BALTIMORE, MARYLAND, July 6, 2023 (GLOBE NEWSWIRE) -- MarketWise, Inc. (NASDAQ: MKTW) (“MarketWise” or “the Company”), a leading multi-brand digital subscription services platform that provides premium financial research, software, education, and tools for self-directed investors, today announced that Erik Mickels has been appointed Chief Financial Officer of the Company, effective August 15, 2023.

Prior to joining MarketWise, Mr. Mickels served since 2016 as the Group Chief Financial Officer and Senior Vice President of Trilogy International Partners, Inc. (TSXV:TRL.H) (“Trilogy”), a member of the TSX Venture Exchange. During his tenure at Trilogy, Mr. Mickels served as Vice President of Finance and Chief Accounting Officer from 2015 to 2016, and as Vice President and Corporate Controller from 2014 to 2015. Prior to joining Trilogy, from 2000 to 2014, Mr. Mickels served in senior positions at KPMG LLP. Mr. Mickels holds a Bachelor’s degree in accounting from Hillsdale College, is a graduate of the Advanced Management Program at Harvard Business School, and is a Certified Public Accountant.

Amber Lee Mason, Chief Executive Officer at MarketWise, commented, “I am excited to welcome Erik to MarketWise and look forward to his leadership and partnership as our Chief Financial Officer. As an experienced public company CFO, Erik brings a wealth of corporate finance and operational expertise to our Company. His knowledge and hands on experience building a publicly traded subscription telecommunications business will provide significant benefits as he joins the MarketWise team. I look forward to Erik’s contribution to the team and our combined future success.”

Mr. Mickels added, “MarketWise has established itself as a leader in providing financial research and software tools to empower self-directed investors, with a long track record of growth and success. I admire their customer-centric approach and commitment to providing value to subscribers. I am excited to join the great team at MarketWise to capitalize upon the growth opportunities ahead and deliver long-term value for shareholders."

Effective August 15, 2023, Stephen M. Park, who has acted as the Company’s Interim Chief Financial Officer since March 7, 2023, will no longer serve as the Company’s Interim Chief Financial Officer. Ms. Mason commented, “Steve has provided invaluable assistance during our recent transition period. We appreciate all he has done during his time at MarketWise and wish him success in the future.”

About MarketWise
Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.
With more than 20 years of operating history, MarketWise is currently comprised of 13 primary customer facing brands, offering more than 190 products to our community of Free and Paid Subscribers. MarketWise’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets.

MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s ability to capitalize on growth opportunities. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including those described in the “Risk Factors” section of the Company's most recently filed periodic reports on Forms 10-K and 10-Q. The Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

MarketWise Investor Relations Contact
Jonathan Shanfield – MarketWise Investor Relations
Jamie Lillis – Solebury Strategic Communications
(800) 290-4113
Email: ir@marketwise.com
MarketWise Media Contact
Email: media@marketwise.com

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